UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELECTRIC TRACTOR CORP.
(Exact name of registrant as specified in its charter)

98-0651945	333112	WYOMING
(I.R.S. Employer	(Primary Standard Industrial	(State or other jurisdiction
Identification Number)	Classification Code Number)	of incorporation or organization)

3325 N Service Rd Unit 105	Incorp Services, Inc.
Burlington, ON L7N 3G2 Canada	2510 Warren Ave.
905 467 5531	Cheyenne, WY 82001 USA
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of Communications to
Jonathan D. Leinwand, P.A.
Jonathan D. Leinwand, Esq.
20801 Biscayne Blvd., Suite 403
Aventura, FL 33180
(954) 903-7856
(954) 252-4265 (Fax)

From time to time after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock	1,048,743	$.50	$524,371.50	$37.39
_________
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(e).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine .

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, THE DATE OF THIS PROSPECTUS IS MARCH 23, 2011.

PROSPECTUS

ELECTRIC TRACTOR CORP.
OFFERING UP TO 1,048,743 COMMON SHARES

This prospectus relates to the offer and resale of up to 1,048,743 shares of our common stock, par value $0.001 per share, by the selling stockholders.

We will not receive any proceeds from the resale of these shares of common stock offered by the selling stockholders. The Selling Stockholders may sell the shares of common stock from time to time at $.50 per share until the price of the common shares is quoted on the OTC Bulletin Board then the selling shareholders may make sales at the prevailing market price on the OTCBB , or in negotiated transactions.

Our common stock is not quoted on any exchange or inter-dealer quotation system and should our shares become quoted on such exchange or system there is no guarantee that a market for the shares will develop.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

You should read this prospectus and any prospectus supplement carefully before you decide to invest.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

____________________

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

SEE “RISK FACTORS” BEGINNING ON PAGE 2.
_____________________

TABLE OF CONTENTS

Prospectus Summary	1
The Offering	2
Risk Factors	2
Use of Proceeds	5
Selling Stockholder	5
Plan of Distribution	5
Description of Securities Being Registered	7
Interests of Named Experts and Counsel	8
Statement Regarding Forward Looking Statements	8
Information About the Company	8
Description of Business	8
Description of Property	15
Legal Proceedings	15
Market Price of and Dividends on Common Equity and Related Stockholder Matters	16
Management’s Discussion and Analysis of Financial Condition and Results of Operations	16
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	18
Quantitative and Qualitative Disclosures About Market Risk	18
Directors, Executive Officers and Corporate Governance	18
Executive Compensation	20
Security Ownership and Certain Beneficial Owners and Management	21
Certain Relationships and Related Transactions, Director Independence	21
Legal Matters	21
Experts	21
Financial Statements	F-1

ELECTRIC TRACTOR CORP.

PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

About Us

Electric Tractor Corp. (“The Company,” “Us,” or “We”) was incorporated under the laws of the State of Wyoming on August 14, 2006 as Tabularasa Corp. The Company owned the rights to a plastic recycling technology. It acquired that technology from Blaine Froats, its previous CEO,  in December 2007. On January 2, 2010, the Company purchased certain intellectual property and assets related to the design and manufacturing of small electric powered tractors. As part of this transaction the company issued 8,438,273 common shares to RA Zirger Holdings  Inc. Now Richard A. Zirger is our CEO. The Company is no longer pursuing the commercialization of the plastic recycling technology.

On March 19, 2010, the Company changed its name to Electric Tractor Corp.

SUMMARY FINANCIAL DATA

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you.  Therefore, you should carefully  read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, before making a decision to invest in our common stock.  The information contained in the following summary is derived from our financial statements since inception in March 2009. For financial statement purposes Electric Tractor Corp. (the entity from which the Registrant (formerly known as Tabularasa Corp. and now known as Electric Tractor Corp.) is the accounting acquirer and the financial statements are those of the original Electric Tractor Corp.

	Three and Nine Months 9/30/2010	From Inception Through 12/31/2009
	(Unaudited)	(Unaudited)
Revenues	$ - 0 -	$ - 0 -
Cost of Sales	- 0 -	- 0 -
Gross Profit	- 0 -	- 0 -

Consulting and Professional Services	3,250	1,750
Other Expenses	-0-	0
Total Operating Expense	3,250	1750
Loss from Operations	(3,250)	(1750)

Other Income	-0-	-0-

NET INCOME /LOSS	$(3,250)	$(1,750)

THE OFFERING

This prospectus relates to the resale of up to 1,048,743 shares of our common stock by the Selling Stockholders.

Shares issued and outstanding	9,487,016

Securities Offered	1,048,743 shares of Electric Tractor Corp. Common Shares, offered by the Selling Stockholders

Offering Price	$.50 (Fifty Cents) per share

Use of Proceeds	We will not receive any proceeds from the sale of the shares by the selling stockholders.

Risk Factors
An investment in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 2 and the other information in this prospectus for a discussion of the factors you should consider before investing in the shares of common stock offered hereby.

RISK FACTORS

Risks Related to Our Business

Our Independent Auditors have expressed substantial doubt about our ability to continue as a going concern.

As we don’t have enough cash on hand to pay our expenses for the next 12 months of operations, our independent auditors have included a “going concern” qualification in their audit report. The Company will have to continue to raise funds to continue to operate. This qualification may also make it more difficult for the Company to raise capital and could increase the cost of any capital raised.

We require additional financing and our inability to raise additional capital on acceptable terms in the future may have a material adverse effect on our business and financial condition.

We do not have sufficient operating capital to fund our operations for the next 12 months and must raise that capital through loans and/or sales of our common stock. There is no guarantee that we will be able to do so. Failure to do so could cause us to have to cut operations and delay development and introduction of our products.

We depend upon our executive officers and key personnel.

Our performance depends substantially on the performance of our executive officer, Richard Zirger.  Our future success will depend to a large extent on retaining our employees and our ability to attract, train, retain and motivate sufficient qualified employees to fill vacancies created by attrition or expansion of our operations.  The loss of the services of our executive officer could have a material adverse effect on our business, revenues, and results of operations or financial condition.

Competition for talented personnel is intense, and we may not be able to attract, train, retain or motivate highly qualified technical and managerial personnel in the future.   In addition, market conditions may require us to pay higher compensation to qualified management and technical personnel than we currently anticipate.  Any inability to attract and retain qualified management and technical personnel in the future could have a material adverse effect on our business, prospects, financial condition, and/or results of operations.

We depend on our executive officer and shareholders for financing

Our executives and shareholders have advanced the funds for payment of the expenses related to this offering and our operating expenses. While we do not have formal repayment terms for the funds advanced on our behalf, we expect that such funds will be needed to be paid back in the future.  Additionally, there is no guarantee that they will continue to advance funds for our continued operations.

We must be able to adapt to rapidly changing technology trends and evolving industry standards or we risk our products becoming obsolete.

The electric vehicle market in which we compete is characterized by intensive development efforts and rapidly advancing technology.  Our future success will depend, in large part, upon our ability to anticipate and keep pace with advancing technology and competing innovations.  We may not be successful in identifying, developing and marketing new products or enhancing our existing products. We believe that a number of large companies, with significantly greater financial, manufacturing, marketing, distribution and technical resources and experience than ours, are focusing on the development of electric powered tractors and other commercial equipment.

We may be subject to product liability claims and have limited insurance coverage.

By engaging in the electric tractor business, we will face an inherent business risk of exposure to product liability claims in the event that the use of our products results in personal injury or death.  Also, in the event that any of our products proves to be defective, we may be required to recall or redesign such products. We will need to maintain adequate product liability insurance coverage.  If we are able to maintain insurance, of which there can be no assurance, our coverage limits may not be adequate to protect us from any liabilities we might incur in connection with the development, manufacture and sale of our products.  Product liability insurance is expensive and in the future may not be available to us on acceptable terms, if at all.  A successful product liability claim or series of claims brought against us in excess of our insurance coverage or a product recall would negatively impact our business.

Risks Related to This Offering

We are registering the resale of 1,048,743 of common stock.  The resale of such shares by the selling stockholders could depress the market price of our common stock and you may not be able to sell your investment for what you paid for it.

We are registering the resale of 1,048,743 shares of common stock under the registration statement of which this prospectus forms a part.  The sale of these shares into the public market by the Selling Stockholders could depress the market price of our common stock and you may not be able to sell your investment for what you paid for it.

Risks Related to Our Common Stock

Investors who purchase shares of our common stock should be aware of the possibility of a total loss of their investment.

An investment in our common stock involves a substantial degree of risk.  Before making an investment decision, you should give careful consideration to the risk factors described in this section in addition to the other information contained in this annual report.  You should invest in our Company only if you can afford to lose your entire investment.

Our current management holds significant control over our common stock and they may be able to control our Company indefinitely.

Our management has significant control over our voting stock that may make it difficult to complete some corporate transactions without their support and may prevent a change in control.   As of December 31 , 2010, our directors and executive officers as a whole, beneficially own approximately 7,126,273 shares of our common stock or 75%.

The above-described significant stockholders may have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

“Penny stock” rules may make buying or selling our securities difficult, which may make our stock less liquid and make it harder for investors to buy and sell our securities.

Our common stock does not currently trade on any exchange or inter-dealer quotation system, such as the OTC Bulletin Board, however we intend to seek for our common stock to be traded on the OTC Bulletin Board in the future, which would require the Company to be a reporting issuer.  If we start trading on the OTC Bulletin Board and the market price per share of our common stock is less than $5.00, the shares will be “penny stocks” as defined in the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act.  As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of these securities.  In addition, “penny stock” rules adopted by the SEC under the Exchange Act subject the sale of these securities to regulations which impose sales practice requirements on broker-dealers.  For example, broker-dealers selling penny stocks must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in penny stocks.

Furthermore, if the person purchasing the securities is someone other than an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives.  The broker-dealer must also make a determination whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in penny stocks. Accordingly, the SEC’s rules may limit the number of potential purchasers of shares of our common stock.  Moreover, various state securities laws impose restrictions on transferring “penny stocks,” and, as a result, investors in our securities may have their ability to sell their securities impaired.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the price you paid for it.

Our common stock does not trade on any exchange or interdealer quotation system and an active and liquid trading market for our common stock has not yet and may not ever develop or be sustained.  You may not be able to sell your shares quickly or at or above the price you paid for our stock if trading in our stock is not active.

We do not expect to pay dividends in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors.

The Board of Directors can restrict the transfer of our shares

Our bylaws allow the Board of Directors to restrict the transfer of our shares if it is determined to be in the best interest of the Company. This may mean that a holder of our shares may not be able to sell or transfer their shares during such time and could adversely affect the value of the shares.

We have 250,000,000 authorized shares

We amended our articles of incorporation on February 14, 2011 to allow us to issue up to 250,000,000 (Two Hundred Fifty Million) common shares. We previously had an unlimited number of shares. Because we have less than 10,000,000 common shares currently issued the ability to issue up to 250,000,000 common shares could cause dilution and adversely affect the value of any shares purchased from the Selling Shareholders.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock offered by Selling Stockholders

SELLING STOCKHOLDER

The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act. As used in this prospectus, “selling stockholder” includes the person or persons listed in the table below, and the donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name of Selling Security Holder	Ownership Before Offering	Percentage Before Offering	Number of Shares to be Sold under this Prospectus	Number of Shares Owned After Offering(1)	Percentage Owned After Offering(1)
	0	0	1,048,743	0	0
______________
*	Percentage of shares owned after the offering does not exceed one percent.
(1)	These numbers assume the selling stockholder sells all of its shares being offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholders to offer and resell up to an aggregate of 1,048,743 shares of our common stock at such times and at such places as they choose.  In this section of the prospectus, the term “selling stockholders” includes the partners, pledgees, donees, transferees or other successors-in-interest of the selling stockholders, which may sell shares received after the date of this prospectus from the selling stockholder as a pledge, gift, partnership or similar distribution or other non-sale related transfer. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The decision to sell any shares offered pursuant to this prospectus is within the sole discretion of the selling stockholder.

The distribution of the common stock by the selling stockholder may be effected from time to time in one or more transactions.  Any of the common stock may be offered for sale, from time to time, by the selling stockholder at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following methods:

●	At $.50 per share

●
If quoted on the OTC Bulletin Board or an exchange then on the OTC Bulletin Board or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades;

●	through one or more dealers or agents (which may include one or more underwriters), including, but not limited to

●	block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions;

●	transactions in which the broker solicits purchasers;

●	directly to one or more purchasers;

●	combination of these methods.

The selling stockholders and any broker-dealers who act in connection with the sale of the shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Because the selling stockholder is an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

The selling stockholder or its underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed.  Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate.  Any fixed public offering price and any discounts and concessions may be changed from time to time.  Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder.  The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of ours or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholder. We shall use our reasonable efforts to prepare and file with the SEC such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We are paying certain expenses incidental to the offering and sale of the common stock to the public, which are estimated to be approximately $17,000.  If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above. These costs are being advanced by our majority shareholder and CEO.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our capital stock and provisions of our Certificate of Incorporation, as amended, and Bylaws is only a summary. You should also refer to our Certificate of Incorporation, as amended, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and our Bylaws, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

We are authorized to issue Two Hundred and Fifty Million (250,000,000) of our Common Shares, Par Value $.001 per share. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation, as amended. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

Holders of common stock have no preemptive subscription, redemption or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this offering, when they are paid for will be, fully paid and non-assessable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed for such purpose on a contingency basis, or had, or is to receive, in connection with this offering, a substantial interest, direct or indirect, in us or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are “forward-looking statements” and we intend that such forward-looking statements be subject to the safe harbors thereby including Section 27A of the Securities Act of 1933.  These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements.  Forward-looking statements are sometimes identified by language such as “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption “Risk Factors” beginning on page 2 of this prospectus. Readers should carefully review this information as well as the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements.  They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

INFORMATION ABOUT THE COMPANY

DESCRIPTION OF BUSINESS

Electric Tractor Corp.’s (ETC) primary product is the Electric OX utility tractor. The Electric OX is available in three configurations:

1. The 48 Volt, Electric OX Single Purpose (SP)

2. The Dual Purpose (DP)

3. The versatile Electric OX Multi-Purpose (MP)

History

Electric Tractor Corp. (“The Company,” “Us,” or “We”) was incorporated under the laws of the State of Wyoming on August 14, 2006 as Tabularasa, Corp.

The Company acquired intellectual property related to plastic recycling in 2007 and was attempting to commercialize such technology. On January 2, 2010, the Company purchased certain intellectual property and assets related to the design and manufacturing of small electric powered tractors. The originator of this intellectual property had produced approximately 200 tractors. As part of this transaction the company issued 8,438,273 common shares to RA Zirger Holdings Inc. and Richard Zirger, now our CEO. The Company has since ceased its attempts at commercialization of the plastic recycling technology.

On March 19, 2010, the Company changed its name to Electric Tractor Corp.

General

Electric Tractor Corp.’s (ETC) primary product is the 48 Volt Electric OX utility Tractor rated at approximately 20HP.

The Electric OX has a tight turning radius, all terrain capability, stable four wheel design, is quiet and emissions free and ideal for constant indoor/outdoor use. The power system uses the same inexpensive conventional 8 volt lead acid battery found in golf carts, they can be recharged overnight by a 110 volt AC household current drawing about 10 kWh for a complete charge.

The Electric OX is available in three configurations:

1. The 48 Volt, Electric OX Single Purpose (SP) base model is targeted to tow/pull industrial applications handling loads up to 8,000 lbs, speeds up to 7 mph and 12 hours towing time between charges. Such performance opens up a broad range of market niche from baggage handling at transport terminals to greenhouse plant cart moving to pulling a grass cutting gang mower in a park.

2. The Dual Purpose (DP) model is designed with a special Bumper Attachment and is targeted for tow/push applications such as moving disabled vehicles around a service lot where tow trucks are impractical and manual effort is recognized as disruptive to work flow and potentially injurious to employees pressed into the task. The Company has tested its attachment for pushing vehicles at a repair facility in Hamilton, Ontario and it has been found to be effective for this application.

3. The versatile Electric OX Multi-Purpose (MP) model is targeted to serve the broader commercial and consumer segments for property maintenance in noise or emissions sensitive areas, can operate with any of its attachments for up to 6 hours on a single charge. This unique automatic hitching arrangement permits front mounting of a variety of work accessories such as a plough blade, mower deck, sweeper and snow thrower.

The Company has identified locations in Niagara Falls, Ontario and Niagara Falls, New York for the assembly of the tractors. There are no agreements in place at this time with any facility for manufacture or assembly. The Company has identified suppliers of components required for the manufacture and assembly of the tractors, but no contracts are in place for the components at this time.

Currently, the Company intends to modernize some of the components used on the original tractor models to conform with components currently commercially available. The main component to be upgraded is the controller unit that is the “brain” of the electric tractor system. The Company has identified outside vendors to provide the upgrades but has not entered into contracts with them at this time.

 The Marketplace

The Freedonia Group [1], a Cleveland based market research group estimates the world market for outdoor power equipment by 2013 to be worth $18.4 billion and the U.S. market to be $9.7 billion. The U.S. census [2] for 2009 reports the value of shipments for the lawn and garden equipment market to be $6.26 billion, down from its peak in 2006 then worth $7.5 billion, due to the impact of the recession and particularly the fall in new home sales. Shipments of consumer riding lawn and garden mowers and snow removal equipment, a segment the Electric OX directly addresses, were reported by the same source to be $2.4 Billion in 2009. Farm machinery and equipment sales reached $22.49 Billion in 2009, a market that the electric tractor is well positioned to compete in special indoor/outdoor applications such as greenhouse and market garden operations. Industry consultant, Charles R. Yengst [3] reports that tractor unit sales in the U.S. for 2009 were estimated to be 182,000. Looking forward, U.S. shipments of relevant lawn and garden equipment are expected to continue to recover. For 2011 the Outdoor Product Equipment Industry (OPEI) [4] association forecasts growing unit sales:

●	Push mowers 5.153 million

●	Residential Riding mowers 1.2 million

●	Commercial turf riding mowers 127,043

References:
1 Freedonia Group Inc. Study 2478 published 04/2009 Page 260, www.freedoniagroup.com/power-lawn-and-garden-equipment

2 U.S. Census Bureau, 2009 Annual Survey of Manufacturers Section 31, Category 333112 for lawn and garden equipment, 3331123 for consumer riding lawn, garden and snow removal equipment and 333111 for farm machinery and equipment

3 Charles R.Yengst Associates, PO Box 781, Wilton Connecticut 06897-0781. USA, tractor unit sales information received from the author, Charles Yengst..

4 Market Snapshot article by Clare Goldsberry, www.plasticstoday.com/imm/articles/market-snapshot-lawn-garden-0810 .

1. Direct Sales

Immediate sales on launch will be directly handled by ETC sales staff in response to orders placed on the ETC website and walk-in business until a dealer network is in place. Organizations with the prospect of multiple unit sales will also be handled on a direct sale basis by a National Accounts Team. The National Accounts Manager will co-ordinate channel strategy with the Dealer Network Manager to ensure coverage, speed of response and co-ordination so that policies avoid conflict and when surfaced are resolved professionally. The Company will be unable to initiate the launch of the products until it has obtained adequate funding for its business plan as described herein.

Currently, the Company has one commissioned sales person and is receiving indications of interests through its website. It is expected that once funding is in place the sales staff will grow from 2 in the first year to 31 by 2014. Sales to larger organizations (multi-site corporations and the public sector) will be undertaken directly by the Company.

Where the dealer is sufficiently resourced to handle such major accounts, the company intends to ‘hand-off to the local dealer. We believe that the Company website will be an effective tool for direct selling. Often phone or email contact is essential to advancing through the sales cycle. Some prospects may visit the plant to test drive a unit, assess the company behind the product and to place an order. The sales and marketing staff will be fully trained to fulfill the visitors’ expectations and consummate the transaction. Sales staff will receive a base salary plus commission earned according to monthly sales in units and dollar value. Contemporary marketing tools to reach identifiable communities of interest include social networking sites, crowd sourcing, blogging, Twitter, You Tube and Face Book will be employed to educate and attract prospects, build testimonials and steer prospects to the Company website. Marketing will generate website traffic and sales leads through traditional tools such as news releases, media advertising, special promotional placements at events and public relations. By the second year of operation, we believe most individual sales will be via the dealer network. Web sales will be fulfilled only for non-served areas and international sales.

2. Missionary Dealer Network

Immediately after production has commenced the Company will establish a Dealer Network to both sell and service customers in Canada, the USA and Mexico. The Dealer Network manager will seek out and sign up independent dealers who have a ‘passionate’ connection to the world of renewable, ‘electric’ and battery power. Several such businesses are successfully operating in the coastal regions of the U.S. devoted to electric transportation and work tools. The Company has over 160 requests to join the dealer network. This prospect list is expected to produce the first wave of dealers. The Dealer Network will be supported internally by a department dedicated to quick and precise response to their needs as the Company’s prime customers.  The Customer Support (technical, service) group will work very closely with the Dealer Network (Sales) group to ensure open and clear communication between ETC and its dealers and where appropriate with end users. The Company will develop, produce and distribute the various marketing materials and forward qualified leads. We expect to have a dealer registration and training program in place in the first half of 2011 depending on the Company’s ability to get additional funding.

They must be prepared to demonstrate the flexibility and versatility of the Electric OX throughout their defined territory. The dealers will be channeled leads from ETC marketing activities. They will initiate local promotions with corporate support, demonstrate the OX line and close the sale. Dealers will also provide all after sales servicing warranty and non-warranty repairs, replacements and upgrades. When a dealer is approved and the agreements are signed, they will be invited to the corporate Head Office for orientation and training in both servicing, sales and marketing. They will be issued a “Dealership-in-a-Trailer” with a demonstration tractor, attachments, a full parts supply, diagnostic equipment, tools and marketing materials. This trailer will allow a dealer to operate independent of a ‘showroom’ equipped to demonstrate the Electric OX in the customer’s own environment.

Based on the communications from prospective purchasers of the Electric OX, the states and provinces in which they reside have determined the order of priority for establishing dealers and directing the Company’s marketing efforts. The eastern seaboard from Maine to Florida with New England followed by the state of Florida having shown the greatest interest followed by the west coast states of California, Washington and Oregon.  The Company will develop, produce and distribute the various supporting marketing materials. The Dealer Network will be supported internally by a department dedicated to quick and precise response to their needs as the Company’s prime customers. The Customer Support (technical, service) group will work very closely with the Dealer Network (Sales) group to ensure open and clear communication between the Company and its dealers and where appropriate with end users.

3. Conventional Dealer Network

Discussions with dealers of gas powered outdoor equipment manufacturers revealed their desire for electric product alternatives currently not available from their manufacturers. This is a showroom-based model that best suits ETC as it reaches a more mature stage with a broader product line. Dealers may have complimentary off-road and power equipment product and major service capabilities that generate walk-in traffic. Given the larger scale of established dealers, recognizing that some of the missionary dealers will not meet growth expectations, their territories will become available for hand-off to this established player well equipped to attract and support a larger customer base.

Competition

The Electric OX is not priced to compete with entry-level lawn tractors sold at big box retailers such as Lowes, Canadian Tire, Home Depot or Wal-Mart. The OX is priced in the mid range of commercial sub-compact utility garden tractors as offered by Kubota, John Deere, Landini and New Holland.

The Electric OX multi purpose and towing models are in direct competition with gas and diesel products marketed through a long-serving network of manufacturers’ and independent dealerships. Within the multi purpose/utility functionality there are two distinct markets – the lawn & garden tractors and the commercial turf equipment. The following is the analysis of the competition in these two market segments:

Lawn & Garden Tractors - The major competitors in the riding lawn and garden tractor industry are large well-established companies, such as Husqvarna which owns MTD, American Yard Products (Sears) John Deere, Kubota and Toro. A movement towards big box store distribution has hurt traditional small independent dealers shifting product offerings towards low end, low priced equipment.

Commercial Turf Equipment – Commercial turf mower equipment is manufactured by as many as 40 companies in the U.S. Although there are some major players, notably Toro, John Deere, Textron/Jacobsen and Excel/Hustler line, the commercial turf market is full of “look alike” machines from small regional manufacturers. Most equipment uses zero turning radius and a center-mounted deck design. The average mower deck size is 60”, a 30% wider cutting swath in each pass over the Electric Tractor’s 44” cutting width. Products are extremely rugged with quality measured by the thickness of sheet metal used in the body and the frame. Products are also designed to optimize operator productivity in terms of acres per hour cut.

Pricing – Pricing for commercial turf equipment with similar mowing capabilities ranges from $4,000 to $20,000. Commercial turf equipment buyers are accustomed to high equipment prices as larger turf equipment can cost as much as $40,000. For example, Textron/Jacobsen’s new E-322 is an all-electric reel mower (3 hp continuous drive motor - http://www.jacobsen.com/eclipse-322-electric-specifications/) for greens only selling in the mid -$30,000 range with no hydraulics hence no risk of leaks. At proposed pricing levels, the Electric OX - MP is near the mid range.

ETC Competitive Advantage – The comparable Electric Tractor model is quiet, has no emissions, has the ability to run electric tools, quick attachment changes,  no heat or vibrations to the driver, no storage or spillage of oil or gasoline (and adhering to stringent regulations relating to such storage).

Competitive Weaknesses – The OX has a less maneuverable tractor design and the 44” mower deck size limits commercial use to small property applications.

Targets: Institutions, resorts and campus environments that seek low noise and no emission property maintenance such as lawn care, snow removal and equipment transporting. Landscapers seeking a competitive advantage in appealing to ‘green’ clientele.

Towing Tractors – In the towing market, the Electric OX competes with gas, diesel and electric work vehicles  used in indoor and combined indoor/outdoor applications such as at transport terminals as baggage movers, theme parks as people movers and in greenhouses to move product.

Gas and Diesel Tractors are often used for greenhouse towing despite the obvious environmental issues where crops for human consumption are grown such as tomatoes, peppers and cucumbers. Without viable electric alternatives, high end John Deere and Kubota equipment is typically purchased.

Pricing – comparable to the high-end equipment usually purchased.

ETC Competitive Advantage – No emissions, quiet, instant on/no idling, significantly lower operating and maintenance costs. Push/Tow basic model has high torque and traction in a small footprint, easy to operate and tight turning radius.

Competitive Weaknesses – ETC only offers a single model

Electric Tow Equipment – Sports arenas, convention centers, terminals and warehouses use electric towing equipment to avoid the build-up of noxious gas vapors. There are many manufacturers including Taylor Dunne, Cushman and the forklift manufacturers.

Pricing – Pricing varies by capacity. Compared to the lowest priced model, the Electric OX is approximately $1,500 more expensive but has 33% more towing capability. Compared with similarly rated equipment, the Electric OX is priced comparably and often significantly less expensively depending on the brand.

Competitive Weaknesses – No flat-bed to carry items, turning radius marginally less than the three-wheel competitors, priced higher than the low end products.

Maintenance and Operating Cost Comparison

The following table compares the Electric Ox to one of its competitors showing the annual operating costs.

	Electric OX-MP
Item	Description	Amt
1	Estimated # of hours of operations per year	240
2	Avg. Electricity used per hour	2.0
3	Total kWh per year (multiply #1 X #2)	480
4	Cost per Kilowatt hour	0.0995
5	Yearly cost of Electricity (multiply #3 X #4)	$47.76
6	Amortize cost of Batteries ($80 X 6 batteries / 6 years)	$80.00
7	Yearly cost of Electricity and Batteries	$127.76
8	Annual maintenance costs	$60.00
10	Total Annual Operating Costs (#7 + #8)	$187.76
	Items requiring periodic servicing or repair: - Blades plus Throttle & Steering Sensor, Brake Pads, Motor Brushes at 1,000 hrs.
	Electric Power - Average Cost / Hour	$0.78

	Gas Powered 20 HP Garden Tractor
	Gas Lawn Tractor - John Deere X360
Item	Description	Amt
1	Estimated # of hours of operating per year	240
2	Avg. # of gallon of gasoline used per hour (normal usage)	1.001
3	Avg. price per gallon	$3.08
4	Yearly cost of gasoline (#1 X #2 X #3)	$739.30
5	Number of scheduled maintenance stoppages per year	2
6	Avg. costs of semi-annual maintenance	$85.00
7	Annual cost of maintenance (multiply #5 X #6)	$170.00
9	Total Annual Operating Costs (#4 + #7 + #8)	$909.30
	Items requiring periodic servicing or repair: - Blades, Drive Chains, Belts, Pulleys, Sprockets, Pistons, Crankshafts, Valves, Spark Plugs, Brake Mechanism, Brake Pads, etc.
	Annual Savings in Operating cost - Electric Ox over Gas Powered 20 HP Garden Tractor	$721.54
	Average Cost/Hr Savings - Electric OX over Gas Powered 20 HP Garden Tractor	$ 3.01

Patents and Trademarks

The Company owns the following patents:

The patents for the ELECTRIC POWERED SMALL TRACTOR, Canadian Patent 2,162,687 (Filed 13 May 1994), US Patent 5,743,347 (filed 13 May 1994) and US Patent 6,089,341(filed 27 April 1998) are current. They expire on May 13, 2014 and April 27, 2018 respectively.

The major patent claim: a drive system using two independent drive motors with an electronic differential and individual monitoring and control of speed during both acceleration and regenerative braking. The patents are in place for twenty years from filing date. The Core Technology is a patented electric drive system which optimizes both power and efficiency.

Quick Attach system for attachments (U.S. and Canada). The U.S. Patent number 5,738,176 granted (20 September 1995) for the unique automatic hitching system, which allows quick changing of attachments (less than 1 minute).

Rotary Device within a hollow drum (U.S. and Canada). The U.S. Patent number 6,212,799 granted (25 March 1999). This patent is for a beltless and chainless snow thrower attachment and walk behind snow thrower unit with other potential uses in all rotary equipment such as a rotary sweeper.

The trademarks for the Electric OX name and symbol have been filed in Canada and the United States.

DESCRIPTION OF PROPERTY

The issuer maintains 3,000 square feet of office and research and development space in Burlington, Ontario Canada. The rental cost is $1,950.00 per month which is paid for by RA Zirger Holdings, one of our shareholders.

LEGAL PROCEEDINGS

There is no current pending or threatened litigation.

We may be involved from time to time in ordinary litigation, negotiation and settlement matters that will not have a material effect on our operations or finances. We are not aware of any pending or threatened litigation against us or our officers and directors in their capacity as such that could have a material impact on our operations or finances.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not quoted on any exchange or interdealer quotation system and there is no trading market for our common stock

  Holders

As of March 1, 2011, we had approximately 1,200 holders of record of our common stock.

Dividends

We have not paid any cash dividends on our common stock since our inception and do not anticipate or contemplate paying dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Forward-Looking Statements: No Assurances Intended

In addition to historical information, this Registration Statement contains forward-looking statements, which are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements represent Management’s belief as to the future of Electric Tractor, Inc. (Formerly Tabularasa, Inc.)  Whether those beliefs become reality will depend on many factors that are not under Management’s control.  Many risks and uncertainties exist that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

Results of Operations for the  Fiscal Year  Ended December 31 , 2010 and from Inception through December 31, 2009

Due to our lack of funds, our operations are very limited.  As a result, we realized no revenue from inception to the date of this registration statement.

Our largest expense was professional fees, which totaled $6,550 in the recent period and $2,799 from inception to December 31, 2009. We realized a net loss of $6,550 for the year ended December 31 , 2010.  During the period from inception to December 31, 2009, we realized an accumulated deficit of $2,799.

Liquidity and Capital Resources

Since we initiated our business operations in 2009, our operations have been funded primarily by loans from shareholders.  From inception through the period ended December 31, 2009, our operations were funded by loans from management in the amount of $1,049. For the period from January 1, 2010 through December 31 , 2010 we additional were funded by loans from management in the amount of $6,550 .

We currently have very little cash on hand and no other liquid assets.  Therefore, in order to carry on our business, we must obtain additional capital.

We continue to actively seek investment capital.  At the present time, however, we have had limited indications of interest from funders to provide us any additional funds and continue to rely on funding from our majority shareholder and CEO .

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.

Impact of Accounting Pronouncements

There were no recent accounting pronouncements that have had a material effect on the Company’s financial position or results of operations.  There were no recent accounting pronouncements that are likely to have a material effect on the Company’s financial position or results of operations.

Plan of Operation

It is expected that the Company will require $2.5 million in investment over the next 2 years to execute the Company’s business plan. The Company is looking towards individuals to participate in a private placement of the company’s securities to secure the funding. Additionally, the Company’s majority shareholder and CEO is committed to provide continued funding to the Company.

The initial use of proceeds is to upgrade components in our current controller. The Company is also updating the body design to provide improved curb appeal and driver ergonomics. Funds will also be used to finance the startup of the motor and gearbox manufacturing.

The following represents our expected use of proceeds should we succeed in securing capital:

Manufacturing and production

*	Controller update. Total cost of $150,000 spread over 3 months.
*	Drive Motors. To be purchased from a source that we have identified, in month one $20,000 and $30,000 per month thereafter.
*	Frame tooling together with other metal components $25,000.
*	Body design update and tooling - over 3 month period $75,000
*	Cutting Motors and Gear Boxes – Estimated at $35,000.
*	Office and Plant - cost first and last month rent $12,000. Manpower costs for set up of equipment and production equipment $6,000 per month increasing after 4 months.
*	Production Engineer and plant manager - $18,000 per month.
*	Most Assembly tooling - is available therefore there is no immediate cost. Small tools have to be repurchased as required by the assembly line. Estimated total cost is $10,000.

Marketing costs

*
The Selling function would have to start upon receipt of initial funding.   We currently have 1,100 interested tractor purchasers and 190 potential dealers in our database.   To qualify these people would take approximately 2 months.

*	The cost for marketing staff, travel as well as improvements to the company Web site is estimated to be about $16,000 per month.

Administrative

The funds will be used primarily to support the essential leadership positions, the President and the CFO. Cost in total is approximately $20,000 per month.

While premises for the assembly operation have not been contractually secured there are currently several suitable locations in the greater Niagara Falls area (both in Ontario and New York) that are available and that will provide sufficient land for testing purposes. Additionally, we believe that there is sufficient engineering expertise available though none has been contractually secured.

Once a production schedule is secured, marketing management is prepared to contact the potential costumers and interested dealers who have previously contacted the Company.

The Company does not presently have any assurances that capital will be raised to carry out its Business Plan. Unanticipated delays and problems in purchasing the Controller and motors may impact on the profitability and hence the operation of the startup sequence.

The Company currently has limited financial resources available. The Company's continued existence is strongly dependent upon its ability to raise capital and to successfully develop market and sell its products.  The Company plans to raise working capital through equity and/or debt offerings and future profitable operations.  However, the Company does not presently have any assurances that such additional capital is, or will be available.  There is a limited financial history of operations from which to evaluate our future prospects, including our ability to develop a wide base of customers for our products and services. We may encounter unanticipated problems, expenses and delays in marketing our products and services and securing additional customers. If we are not successful in developing a broad enough market for our products and services, our ability to generate sufficient revenue to sustain our operations would be adversely affected.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a Smaller Reporting Company as defined by Rule 12b-2 of the Exchange Act and in Item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this Item.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

As of March 1, 2011, the current directors and executive officers of Electric Tractor who will serve until the next annual meeting of shareholders or until their successors are elected or appointed and qualified, are set forth below:

Name	Age	Position
Richard A. Zirger	69	CEO, Director

Richard A. Zirger
Chief Executive Officer, Director

In 1965 Richard Zirger entered the electronics industry in California, gaining significant manufacturing experience at companies such as ITT Communications Division, Gauss Electrophysics Inc. and Burroughs Corporation. In his early twenties, Mr. Zirger assumed the responsibility of Central Coordinator for seven Burroughs production plants around the world. In 1970, he was a key member of a Burroughs management team responsible for starting a new production facility in Mexico. On completion, Mr. Zirger returned to Canada, where he attended Queen’s University obtaining a Bachelor of Commerce degree in 1975. After articling with Arthur Anderson Chartered Accountants in Toronto Richard became comptroller for an automotive manufacturer and distributor in 1978. In 1980 he founded ELREG Distributors Ltd., a rotating electrical supply company, where he served as President and CEO for the past thirty-one years. During this period of time Richard started or acquired a number of companies relating to the DC motor field. His interest in DC performance and technology provided a number of entrees to companies in the R&D stage where his unique ‘value-add’ led to becoming a significant member of the owner group. He has participated in the electric vehicle business for the past 35 years.

Additionally, Mr. Zirger is the president and CEO of the following private companies:

Company	Start Date	Product/Industry
Omega 5 Technologies Inc.	March 17th 2003	Cosmetic Tools
737553 Ontario Inc. operating as Titan Motor Technologies Inc.	September 23rd 1987	DC Motor Development and Research
Hybrid Utilities Inc.	August 2006	Development of Accumulator to produce Power
AVT-Meg Power Ltd.	May 26 2008	Manufacture of Power Generators
GROMAXX TECHNOLOGIES INC.	April 2009	Greenhouse Growing Systems Development
RA Zirger Farms	1972	Grower of Peaches

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information concerning annual and long-term compensation provided to our Chief Executive Officer and each of the Company’s other most highly compensated executive officers who were serving as executive officers at December 31 , 2010 and during the past two fiscal years.  The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees. The following table sets forth all compensation awarded to, earned by, or paid by the Company since inception.

Summary Compensation Table for the Fiscal Years Ended December 31, 2010, 2009 and 2008

Executive (1)	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Other Compensation
Richard Zirger	2010	-	-	-	-	-
Blaine Froats	2009 2008	- -	- -	- -	- -	- -
____________
(1)  None of the current officers of the Company have employment agreements with the Company.

Option Grants to Our Named Executive Officers

No options have been granted to our named executive officers during the last two fiscal years.

Employment Agreements with Our Named Executive Officers

The Company has not entered into any compensation agreements with its current officers or directors.

Director Compensation

We have not paid any compensation to our directors (except named officers as set forth above) during the last two fiscal years.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The information set forth in the table below regarding equity compensation plans (which include individual compensation arrangements) was determined as of December 31, 2010.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	0	N.A.	0

Equity compensation plans not approved by security holders	0	N.A.	0

TOTAL	0	N.A.	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of March 1, 2011 by (i) those persons or groups known to us to beneficially own more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. Except as indicated below, each of the stockholders listed below possesses sole voting and investment power with respect to their shares.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock (1)
Richard Zirger (2) 3325 N Service Rd Unit 105 Burlington, ON L7N 3G2 Canada	7,126,273	75%

All officers and directors as a group (1 persons)	7,126,273	75%

Robert Matthies 600 Greenfield Ave. Apt. # 1701 Kitchener, ON N2C 2J9 Canada	1,312,000	13.8%
____________
(1)
Applicable percentage ownership is based on 9,487,016 shares of common stock outstanding as of March 1, 2011, together with securities exercisable or convertible into shares of common stock within 60 days of March 1, 2011 for each stockholder. Shares of common stock that are currently exercisable or exercisable within 60 days of March 1, 2011 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 7,126,273 shares held by RA ZIRGER HOLDINGS INC.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

 On January 2, 2010, the Company purchased certain intellectual property and assets related to the design and manufacturing of small electric powered tractors. As part of this transaction the company issued 8,438,273 common shares to RA Zirger Holdings  Inc. Richard A. Zirger our CEO, is the beneficial owner of RA Zirger Holdings.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by Jonathan D. Leinwand, P.A. Mr. Leinwand will not receive a direct or indirect interest in the issuer and has never been a promoter, underwriter, voting trustee, director, officer, or employee of our company.  Nor does Mr. Leinwand have any contingent based agreement with us or any other interest \ in  or connection  to  us.

EXPERTS

The financial statements from inception through December 31, 2009 (of  Electric Tractor Corp., the accounting acquiror) included in this prospectus have been audited by Silberstein Ungar, PLLC, independent auditors, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.  Silberstein Ungar, PLLC, has no direct or indirect interest in us, nor were they a promoter or underwriter.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ELECTRIC TRACTOR CORP.
FORMERLY KNOWN AS TABULARASA CORP.
(A DEVELOPMENT STAGE COMPANY)
TABLE OF CONTENTS

DECEMBER 31 , 2010

DECEMBER 31, 2009

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors
Electric Tractor Corp.
Burlington, Ontario, Canada

We have audited the accompanying balance sheets of Electric Tractor Corp. as of December 31, 2010 and 2009, and the related statements of operations, stockholder’s equity (deficit), and cash flows for the years then ended and for the period from inception to December 31, 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electric Tractor Corp. as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended and the period from inception to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Electric Tractor Corp. will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred losses from operations, has negative working capital and is in need of additional capital to grow its operations so that it can become profitable.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC

Bingham Farms, Michigan
March 21, 2011

ELECTRIC TRACTOR CORP.
FORMERLY KNOWN AS TABULARASA CORP.
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND DECEMBER 31, 2009

	December 31, 2010	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$0	$0

Other Assets
Patents and technologies	10,000	0

TOTAL ASSETS	$10,000	$0

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities
Accrued expenses	$3,300	$1,750
Advances from officer	5,000	0
Total Liabilities	8,300	1,750

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.001 par value, 250,000,000 shares authorized, 9,487,016 and 1,048,707 shares issued and outstanding	9,487	1,049
Additional paid-in capital	1,562	0
Deficit accumulated during the development stage	(9,349)	(2,799)
Total Stockholders’ Equity (Deficit)	1,700	(1,750)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$10,000	$0

See accompanying notes to financial statements.

ELECTRIC TRACTOR CORP.
FORMERLY KNOWN AS TABULARASA CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
FOR THE PERIOD FROM AUGUST 14, 2006 (INCEPTION) TO DECEMBER 31, 2010

	December 31, 2010	December 31, 2009	Period from August 14, 2006 (Inception) to December 31, 2010

REVENUES	$0	$0	$0

OPERATING EXPENSES
Professional fees	6,550	0	9,349
TOTAL OPERATING EXPENSES	6,550	0	9,349

NET LOSS BEFORE INCOME TAXES	(6,550)	0	(9,349)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$(6,550)	$0	$(9,349)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	9,440,779	1,048,707

See accompanying notes to financial statements.

ELECTRIC TRACTOR CORP.
FORMERLY KNOWN AS TABULARASA CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
AS OF DECEMBER 31, 2010

	Common stock		Additional paid-in capital	Deficit accumulated during the development Stage
	Shares	Amount			Total

Shares Issued at Inception	1,048,743	$1,049	$-	$-	$1,049

Net loss for the year ended December 31, 2006	-	-	-	(1,049)	(1,049)

Balance, December 31, 2006	1,048,743	1,049	-	(1,049)	-

Net loss for the year ended December 31, 2007	-	-	-	-	-

Balance, December 31, 2007	1,048,743	1,049	-	(1,049)	-

Net loss for the year ended December 31, 2008	-	-	-	-	-

Balance – December 31, 2008	1,048,707	1,049	-	(1,049)	-

Common shares issued for cash	36	-	-	-	-

Net loss for the year ended December 31, 2009	-	-	-	(1,750)	(1,750)

Balance – December 31, 2009	1,048,743	1,049	-	(2,799)	(1,750)

Common shares issued in exchange for assets	8,438,273	8,438	1,562	-	10,000

Net loss for the year ended December 31, 2010	-	-	-	(6,550)	(6,550)

Balance, December 31, 2010	9,487,016	$9,487	$1,562	$(9,349)	$1,700

See accompanying notes to financial statements.

ELECTRIC TRACTOR CORP.
FORMERLY KNOWN AS TABULARASA CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
FOR THE PERIOD FROM AUGUST 14, 2006 (INCEPTION) TO DECEMBER 31, 2010

	December 31, 2010	December 31, 2009	Period from August 14, 2006 (Inception) to December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(6,550)	$0	$(9,349)
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	1,550	0	3,300
CASH FLOWS USED IN OPERATING ACTIVITIES	(5,000)	0	(6,049)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances received from officer	5,000	0	5,000
Proceeds from sale of common stock	0	0	1,049
CASH FLOWS FROM FINANCING ACTIVITIES	5,000	0	6,049

NET INCREASE IN CASH	0	0	0
Cash, beginning of period	0	0	0
Cash, end of period	$0	$0	$0

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0	$0
Income taxes paid	$0	$0	$0

NON-CASH FINANCING TRANSACTIONS:
Common shares issued in exchange for assets	$10,000	$0	$10,000

See accompanying notes to financial statements.

ELECTRIC TRACTOR CORP.
FORMERLY KNOWN AS TABULARASA CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
The Company was incorporated in the State of Wyoming on August 14, 2006 as Tabularasa Corp. The Company owns a proprietary Plastic Formula that converts scrap plastic into all home decorative moldings such as chair rails, crown molding and baseboards etc.

On January 2, 1010, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Electric Tractor Corp. (”ETC”), a company related due to common ownership, and acquired patents and technology assets of ETC having a fair value of $10,000 in exchange for 8,438,273 common shares of the Company. The $10,000 fair value was less that the basis on ETC’s books.  The Company intends to become a manufacturer of advanced eco-friendly electric-powered utility tractors and attachments.  On March 11, 2010, the Company changed its name to Electric Tractor Corp.

Basis of Presentation
The accompanying interim financial statements for the three and nine months ended December 31, 2010 and 2009 are unaudited and have been prepared in accordance with U.S. GAAP for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended December 31, 2009.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic Loss Per Share
Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

ELECTRIC TRACTOR CORP.
FORMERLY KNOWN AS TABULARASA CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Tax
Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

Fair Value of Financial Instruments
The Company’s financial instruments consist of accrued expenses and advances received from an officer. The carrying amounts of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a December 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. At December 31, 2010 and 2009, the Company had $-0- of cash.

Stock-based Compensation.
For the periods ended December 31, 2010, the Company has not issued any share-based payments to its employees.  Under the modified prospective method the Company uses, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the grant-date estimated fair value.

ELECTRIC TRACTOR CORP.
FORMERLY KNOWN AS TABULARASA CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $-0- during the periods ended December 31, 2010 and 2009.

Recent Accounting Pronouncements
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has no revenues as of December 31, 2010.  The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – ACCRUED EXPENSES

At December 31, 2010 and 2009, the Company has accrued fees owed to its outside accounting firm of $3,300 and $1,750, respectively, for services related to those periods.

ELECTRIC TRACTOR CORP.
FORMERLY KNOWN AS TABULARASA CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 4 – INCOME TAXES

The provision for Federal income tax consists of the following:

	December 31, 2010	December 31, 2009
Federal income tax benefit attributable to:
Current loss from operations	$2,227	$-
Less: valuation allowance	(2,227)	-
Net provision for Federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	December 31, 2010	December 31, 2009
Deferred tax asset attributable to:
Net operating loss carryover	$3,179	$952
Less: valuation allowance	(3,179)	(952)
Net deferred tax asset	$-	$-

At December 31, 2010, the Company had an unused net operating loss carryover approximating $9,300 that is available to offset future taxable income; it expires beginning in 2028.

NOTE 5 – ADVANCES FROM OFFICER

An officer of the Company has advanced funds to be used for working capital.  The amounts received are due on demand, non-interest bearing, and unsecured.  The total advances received and due back to the officer totaled $5,000 at December 31, 2010.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – SUBSEQUENT EVENTS

On February 9, 2011, the Company amended its articles of incorporation and changed its authorized common shares to 250,000,000 shares.  Prior to this amendment, the Company had an unlimited amount of common shares authorized.

ELECTRIC TRACTOR CORP.
FORMERLY KNOWN AS TABULARASA CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2010

NOTE 7 – SUBSEQUENT EVENTS (CONTINUED)

The Company has analyzed its operations subsequent to December 31, 2010 to March 21, 2011, the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors

Tabularasa Corp.
Cheyenne, Wyoming

We have audited the accompanying balance sheets of Tabularasa Corp. as of December 31, 2009 and 2008, and the related statements of operations, stockholder’s equity, and cash flows for the years then ended and for the period from inception to December 31, 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tabularasa Corp. as of December 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended and the period from inception to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Tabularasa Corp. will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred losses from operations, has negative working capital and is in need of additional capital to grow its operations so that it can become profitable.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC

Bingham Farms, Michigan
October 18, 2010

TABULARASA CORP.
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

	December 31, 2009	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$0	$0

TOTAL ASSETS	$0	$0

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities
Accrued expenses	$1,750	$0
Total Liabilities	1,750	0

STOCKHOLDERS’ DEFICIT
Common stock, $.001 par value, unlimited amount of shares authorized, 1,048,743 shares issued and outstanding	1,049	1,049
Deficit accumulated during the development stage	(2,799)	(1,049)
Total Stockholders’ Deficit	(1,750)	0

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$0	$0

See accompanying notes to financial statements.

TABULARASA CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
FOR THE PERIOD FROM AUGUST 14, 2006 (INCEPTION) TO DECEMBER 31, 2009

	Year ended December 31, 2009	Year ended December 31, 2008	Period from August 14, 2006 (Inception) to December 31, 2009

REVENUES	$0	$0	$0

OPERATING EXPENSES
Professional fees	1,750	0	2,799
TOTAL OPERATING EXPENSES	1,750	0	2,799

NET LOSS BEFORE INCOME TAXES	(1,750)	0	(2,799)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$(1,750)	$0	$(2,799)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	1,048,707	1,048,707

See accompanying notes to financial statements.

TABULARASA CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
AS OF DECEMBER 31, 2009

	Common stock		Additional paid-in capital	Deficit accumulated during the development stage
	Shares	Amount			Total
Shares Issued at Inception	1,048,743	$1,049	$-	$-	$1,049

Net loss for the year ended December 31, 2006	-	-	-	(1,049)	(1,049)

Balance, December 31, 2006	1,048,743	1,049	-	(1,049)	-

Net loss for the year ended December 31, 2007	-	-	-	-	-

Balance, December 31, 2007	1,048,743	1,049	-	(1,049)	-

Net loss for the year ended December 31, 2008	-	-	-	-	-

Balance – December 31, 2008	1,048,707	1,049	-	(1,049)	-

Common shares issued for cash	36	-	-	-	-

Net loss for the year ended December 31, 2009	-	-	-	(1,750)	(1,750)

Balance, December 31, 2009	1,048,743	$1,049	$-	$(2,799)	$(1,750)

See accompanying notes to financial statements.

TABULARASA CORP.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
FOR THE PERIOD FROM AUGUST 14, 2006 (INCEPTION) TO DECEMBER 31, 2009

	Year ended December 31, 2009	Year ended December 31, 2008	Period from August 14, 2006 (Inception) to December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,750)	$0	$(2,799)
Changes in assets and liabilities:
Increase in accrued expenses	1,750	0	1,750
CASH FLOWS USED IN OPERATING ACTIVITIES	0	0	(1,049)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	0	0	1,049
CASH FLOWS FROM FINANCING ACTIVITIES	0	0	1,049

NET INCREASE IN CASH	0	0	0
Cash, beginning of period	0	0	0
Cash, end of period	$0	$0	0

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0	$0
Income taxes paid	$0	$0	$0

See accompanying notes to financial statements.

TABULARASA CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Tabularasa Corp. (the “Company”) was incorporated in the State of Wyoming on August 14, 2006. The Company owns a proprietary Plastic Formula that converts scrap plastic into all home decorative moldings such as chair rails, crown molding and baseboards etc.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic Loss Per Share
Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Tax

Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

TABULARASA CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments
The Company’s financial instruments consist of accrued expenses. The carrying amount of this financial instrument approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. At December 31, 2009 and 2008, the Company had $-0- of cash.

Stock-based Compensation.

For the periods ended December 31, 2009, the Company has not issued any share-based payments to its employees.  Under the modified prospective method the Company uses, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the grant-date estimated fair value.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $-0- during the periods ended December 31, 2009 and 2008.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

TABULARASA CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has no revenues as of December 31, 2009.  The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – ACCRUED EXPENSES

At December 31, 2009, the Company has accrued fees owed to its outside accounting firm of $1,750 for services related to its year ended December 31, 2009.

NOTE 4 – INCOME TAXES

The provision for Federal income tax consists of the following:

December 31, 2009
Federal income tax benefit attributable to:
Current loss from operations	$595
Less: valuation allowance	(595)
Net provision for Federal income taxes	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

December 31, 2009
Deferred tax asset attributable to:
Net operating loss carryover	$952
Less: valuation allowance	(952)
Net deferred tax asset	$-

At December 31, 2009, the Company had an unused net operating loss carryover approximating $2,799 that is available to offset future taxable income; it expires beginning in 2028.

TABULARASA CORP.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to December 31, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements other than those disclosed below.

On January 2, 1010, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Electric Tractor Corp. (”ETC”) and acquired certain of the assets of ETC valued at $10,000 in exchange for 8,438,723 common shares of the Company.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses in connection with the sale and distribution of the Common Stock being registered.  All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount to be paid
SEC Registration Fee	$3
Printing and Edgarizing expenses	$2,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$3,000
Transfer agent	$500
Stock certificates	$200
Miscellaneous	$97

Total	$20,800

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 17-16-851 to 17-16-859 inclusive of the Business Corporation Law of Wyoming permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Company’s Bylaws require the Registrant to indemnify its officers, directors and employees to the fullest extent permitted by law, including full or partial indemnification for any judgment, settlement or related expense. In addition, advances of expenses to officers and directors are permitted upon an undertaking by the person to be indemnified to repay all such expenses if he or she is ultimately found not to be entitled to indemnification. The indemnification provision in the Company’s Certificate of Incorporation applies to all actions and proceedings including those brought by or in the right of the Company. Directors and officers remain liable for acts and omissions not in good faith or which involve intentional misconduct and transactions from which such officer or director derives improper personal benefit. The Company does not maintain insurance to cover directors and officers against liability which they may incur in such capacity.

RECENT SALES OF UNREGISTERED SECURITIES

In January 2008 the Company issued 1,048,700 shares of its common stock to Newlave Corp. in satisfaction of $1,048.70 that was due and owing to Newlave. The transaction between two private parties was exempt from registration under Section 4(2) of the Securities Act of 1933 as amended.

On January 2, 2010, the Company issued 8,438,273  shares of its common stock to RA Zirger Holdings in exchange for certain intellectual property and assets related to the design and manufacturing of small electric powered tractors. The transaction between two private parties was exempt from registration under Section 4(2) of the Securities Act of 1933 as amended.

Exhibits and Financial Statement Schedules.

3.1	Articles of Incorporation of Electric Tractor Corp. as amended (the “Company”)
3.1(i)	-	Certificate of Incorporation dated 8/14/2006*
3.1(ii)	-	Certificate of Amendment to Certificate of Incorporation dated March 19, 2010*
3.1(iii)	-	Certificate of Amendment to Certificate of Incorporation dated February 14, 2011*

3.2	By-laws
3.2(i)	-	By-laws*
3.2(ii)	-	By-laws, as amended*

5.1	Opinion of Jonathan D. Leinwand, PA (including consent of Jonathan D. Leinwand, P.A.)**

10.1	Asset Purchase Agreement between Electric Tractor Corp. and Tabularasa Corp. dated January 2, 2010*

10.2	Assignment of Plastics Intellectual Property*

21.1	List of Subsidiaries*

23.1	Consent of Auditors**

23.2	Consent Jonathan D. Leinwand, P.A. (contained in Opinion on Legality filed as Exhibit 5.1)**
——————
* Previously filed.
** Filed herewith.

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of this registration as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a) (1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in this prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however; that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

 (5)(ii)
           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6.) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
h.
1.           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
2.           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burlington, Province of Ontario, Canada on March 22, 2011.

ELECTRIC TRACTOR CORP.

By:	/s/ Richard Zirger
Richard Zirger, CEO, Principal Executive Officer &
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard Zirger	CEO, Director	March 22, 2011
Richard Zirger

EXHIBIT LIST

5.1	Opinion of Jonathan D. Leinwand, PA (including consent of Jonathan D. Leinwand, P.A.)

23.1	Consent of Auditors

23.2	Consent Jonathan D. Leinwand, P.A. (contained in Opinion on Legality filed as Exhibit 5.1)